FAIRFIELD COMMUNITIES, INC.

                  THIRD AMENDED AND RESTATED 1992 WARRANT PLAN

        Fairfield Communities, Inc., a Delaware corporation (the "Corporation") hereby establishes this Third Amended and Restated 1992 Warrant Plan (this "Plan") effective as of September 1, 1992.

        1. PURPOSE. The purpose of this Plan is to attract and retain Directors of the Corporation and officers and other key executives and employees of the Corporation and its Subsidiaries.

        2. DEFINITIONS. As used in this Plan, the following terms have the following meanings when used herein with initial capital letters:

                  "BOARD" means the Board of Directors of the Corporation and, to the extent of any delegation by the Board to a committee pursuant to Section 8 of this Plan, such committee.

                  "COMMON SHARES" means shares of the common stock, $.01 par value, of the Corporation or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 6 of this Plan.

                  "DATE OF GRANT" means the date specified by the Board on which a grant of Warrants shall become effective (which date shall not be earlier than the date on which the Board takes action with respect thereto).

                  "MARKET VALUE PER SHARE" means any of the following, as determined by the Board at the time of any such determination: (i) the closing sale price per share of the Common Shares as reported in the United States securities exchange on which the Common Shares are traded (the "Exchange") for the trading day immediately preceding such date, or such other date or dates as the Board of Directors may in its sole discretion establish, or if there are no sales on such date, on the next preceding day on which there were sales, (ii) the average (whether weighted or not) or mean price, determined by reference to the closing sales prices, average between the high and low sales prices, or any other standard for determining price adopted by the Board, per share of the Common Shares as reported in the Exchange or (iii) in the event that the Common Shares are not listed for trading on an exchange, an amount determined in accordance with standards adopted by the Board.

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                  "PARTICIPANT"  means a person who is  selected by the Board to receive benefits under this Plan and who at the time is a Director of the Corporation or an officer, executive or other employee of the Corporation or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities.

                  "SUBSIDIARY" means a corporation, more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors) are, now or hereafter, owned or controlled, directly or indirectly, by the Corporation.

                  "WARRANTS" means the warrants issued pursuant to Section 4 of this Plan that entitle the holder thereof to purchase Common Shares.

                  "WARRANT PRICE" means the purchase price payable upon exercise of a Warrant.

        3. SHARES AVAILABLE UNDER THE PLAN. Subject to adjustment as provided in
Section 6 of this Plan, the number of Common Shares that may be issued or transferred upon the exercise of the Warrants shall not exceed in the aggregate 2,587,000 shares. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

        4. WARRANTS. The Board may from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Warrants to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

                  (a) Each grant shall specify the number of Common Shares to which it pertains.

                  (b) Each grant shall specify a Warrant Price per share, which may be equal to or more than the Market Value per Share on the Date of Grant.

                  (c) Each grant shall  specify  whether the Warrant Price shall be payable (i) in cash or by check acceptable to the Corporation,  (ii)
         by  the  actual  or   constructive   transfer  to  the  Corporation  of
         nonforfeitable, unrestricted Common Shares already owned by the Warrant holder having a value at the time of exercise equal to the total Warrant Price, (iii) by a combination of such methods of payment or
         (iv) such other consideration as the Board of Directors may in its sole discretion prescribe.
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                  (d) Any grant may provide for deferred  payment of the Warrant
         Price from the proceeds of sale through a bank or broker on the exercise date of some or all of the shares to which such exercise related.

                  (e) Successive grants may be made to the same Participant whether or not any Warrants previously granted to such Participant remain unexercised.

                  (f) Each grant shall specify the period or periods of continuous service by the Warrant holder with the Corporation or any Subsidiary which is necessary before the Warrants or installments thereof will become exercisable and may provide for the earlier exercise of such Warrants in the event of a change in control of the Corporation or other similar transaction or event.

                  (g) Each grant of a Warrant shall be evidenced by an agreement executed on behalf of the Corporation by any officer and delivered to the Warrant holder and containing such terms and provisions, consistent with this Plan, as the Board may approve.

        5. TRANSFERABILITY. (a) Warrants granted under this Plan shall not be transferable by a Warrant holder other than by will or the laws of descent and distribution, except (in the case of a Participant who is not a Director or officer of the Corporation) to a fully revocable trust of which the Warrant holder is treated as the owner for federal income tax purposes. Warrants shall be exercisable during the Warrant holder's lifetime only by him or by his guardian or legal representative.

                  (b) The Board may specify at the Date of Grant that part or all of the Common Shares that are to be issued or transferred by the Corporation upon the exercise of a Warrant shall be subject to further restrictions on transfer.

        6. ADJUSTMENTS. The Board may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Warrants granted hereunder, in the prices per share applicable to such Warrants and in the kind of shares covered thereby, as the Board may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation,
(b)  any  merger,  consolidation,   spin-off,  split-off,   spin-out,  split-up,
reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative
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consideration as it may determine to be equitable in the  circumstances  and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board may determine is appropriate to reflect any transaction or event described in this Section 6. The number of shares specified in Section 3 of this Plan has been adjusted for the 3-for-2 share split of the Common Stock which became effective on July 15, 1997 and the 2-for-1 share split of the Common Stock which became effective on January 30, 1998.

        7. WITHHOLDING TAXES. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for such withholding are insufficient, it shall be a condition to the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. The Corporation and a Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

        8. ADMINISTRATION OF THE PLAN. (a) This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of the Board, in accordance with the By-Laws of the Corporation.

                  (b) The Board shall take such actions as are required to be taken by it hereunder, may take the actions permitted to be taken by it hereunder, and shall have the authority from time to time to interpret this Plan and to adopt, amend and rescind rules and regulations for implementing and administering this Plan. All such actions shall be in the sole discretion of the Board, and when taken, shall be final, conclusive and binding. Without limiting the generality or effect of the foregoing, the interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Warrants and any determination by the Board in its sole discretion pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. Without limiting the generality or effect of any provision of the Certificate of Incorporation of the Corporation, no member of the Board shall be liable for any such action or determination made in good faith.

                  (c) The provisions of Section 4 shall be interpreted as authorizing the Board, in taking any action under or pursuant to this Plan, to take any action it determines in its sole discretion to be appropriate subject only to the express

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limitations  therein  contained  and no  authorization  in such Section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Board.

                  (d) The existence of this Plan or any right granted or other action taken pursuant hereto shall not affect the authority of the Board or the Corporation to take any other action, including in respect of the grant or award of any option, security or other right or benefit, whether or not authorized by this Plan, subject only to limitations imposed by applicable law as from time to time applicable thereto.

        9. AMENDMENTS, ETC. (a) This Plan may be amended from time to time by the Board, but without further approval by the stockholders of the Corporation no such amendment shall increase the maximum number of shares specified in
Section 3 of this Plan (except that adjustments and additions expressly authorized by this Plan shall not be limited by this provision).

                  (b) The Board may, with the concurrence of the affected Warrant holder, cancel any agreement evidencing Warrants granted under this Plan. In the event of such cancellation, the Board may authorize the granting of new Warrants (which may or may not cover the same number of Common Shares which had been the subject of the prior award) in such manner, at such Warrant Price and subject to such other terms, conditions and discretions as would have been applicable under this Plan had the canceled Warrants not been granted.

                  (c) In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds a Warrant not immediately exercisable in full, the Board may, in its sole discretion, accelerate the time at which such Warrant may be exercised.

                  (d) This Plan shall not confer upon any  Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary, nor shall it interfere in any way with any right the Corporation or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

                  Amended and Restated by authority of the Board of Directors of the Corporation through actions taken on September 29, 1993, June 5, 1997 and December 11, 1997.

                                        FAIRFIELD COMMUNITIES, INC.


                                        By:  /s/   Marcel J. Dumeny
                                           --------------------------------
                                                   Marcel J. Dumeny
                                                   Secretary